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                                                                   Exhibit 14(b)
                                                                   ------------





               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" and "Financial Statements and Experts" in Pre-Effective Amendment No. 1 to the Registration Statement and "Independent Accountants" in the Statement of Additional Information on Form N-14 of NASL Series Trust for the Manulife International Fund, Manulife Emerging Growth Equity Fund, Manulife Balanced Assets Fund, Manulife Common Stock Fund, Manulife Pacific Rim Emerging Markets Fund, Manulife Real Estate Securities Fund, Manulife Capital Growth Bond Fund, and Manulife Equity Index Fund of Manulife Series Fund, Inc.



We also consent to the inclusion and incorporation by reference in Pre-Effective Amendment No. 1 to the Registration Statement of our report dated February 2, 1996 on the financial statements included in the Annual Report to Shareholders of the Manulife Series Fund, Inc. for its fiscal year ended December 31, 1995.


                                      /s/ ERNST & YOUNG LLP

Boston, Massachusetts
November 5, 1996